                                                                    EXHIBIT 23.3


                     [SPROULE ASSOCIATES INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation in this Registration Statement on Form S-1 of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated February 3, 2000, relating to estimated quantities of certain of the Company's proved reserves of oil and gas. We also consent to the references to us under the headings "Reserves" and "Engineers" in such Registration Statement.



/s/ SPROULE ASSOCIATES INC.

SPROULE ASSOCIATES INC.

Geological and Petroleum Engineering Consultants


Denver, Colorado

May 1, 2000